PAGE 15
                                                                   EXHIBIT 12

                                    ITT CORPORATION AND SUBSIDIARIES

                        CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
                         AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                                PREFERRED DIVIDEND REQUIREMENTS OF ITT
                                         (Millions of Dollars)

                                                                                 Three Months Ended
                                                                                   March 31, 1994
                                                                                 ------------------
Earnings:
  Income from continuing operations. . . . . . . . . . . . . . . . . . . . .          $  201
  Adjustment for distributions in excess of (less than)
    undistributed equity earnings and losses . . . . . . . . . . . . . . . .               5
  Income tax expense . . . . . . . . . . . . . . . . . . . . . . . . . . . .             101
  Minority equity in net income. . . . . . . . . . . . . . . . . . . . . . .               2
  Amortization of interest capitalized . . . . . . . . . . . . . . . . . . .               2
                                                                                       -----
                                                                                         311
                                                                                       -----
Fixed Charges:
  Interest and other financial charges:
    Finance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             142
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              74
                                                                                      ------
                                                                                         216
  Interest factor attributable to rentals. . . . . . . . . . . . . . . . . .              27
                                                                                      ------
                                                                                         243
                                                                                      ------

Earnings, as adjusted, from continuing operations . . . . . . . . . . . . .           $  554
                                                                                       -----

Fixed Charges:
  Fixed charges above. . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  243
  Dividends on preferred stock of insurance subsidiary
    included in minority equity. . . . . . . . . . . . . . . . . . . . . . .               2
  Interest capitalized . . . . . . . . . . . . . . . . . . . . . . . . . . .               2
                                                                                      ------
    Total fixed charges. . . . . . . . . . . . . . . . . . . . . . . . . . .             247
Dividends on preferred stock of ITT (pre-income tax basis) . . . . . . . . .              12
                                                                                      ------
    Total fixed charges and preferred dividend requirements. . . . . . . . .          $  259
                                                                                      ------

Ratios:
  Earnings, as adjusted, from continuing operations
    to total fixed charges . . . . . . . . . . . . . . . . . . . . . . . . .            2.24
                                                                                        ----

 Earnings, as adjusted, from continuing operations to total fixed
    charges and preferred dividend requirements of ITT . . . . . . . . . . .            2.14
                                                                                        ----


NOTES:
(a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.
(b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.
(c) The dividend requirements on preferred stock of ITT have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.